Business partnership agreement

This Agreement is made between United Express Inc. ("Company") registered in 4345 w. Post Rd, Las Vegas, Nevada 89118 and Sprinter Express LLC. (Partner), located at 137 Golden Isles dr. # 1510, Hallandale Beach, FL, 33009

1. Services

Joint work as needed

2. Payment

In case if United Express doing service for Sprinter Express - The (Partner) will pay to the (Company) by agreement.

When Sprinter Express the (Partner) doing service for United Express – The("Company") will pay to the Sprinter Express by agreement.

3. Expenses

Company will not reimburse to Partner expenses that are attributable directly to work performed under this Agreement.

Also, the Partner will not reimburse to the Company expenses that are attributable directly to work performed under this Agreement.

Party shall pay each other within 10 days after receipt the invoice.

4. Vehicles and Equipment

“Partner” will furnish all vehicles, equipment, tools, and materials used to provide the services required by this Agreement. Company will not require “Partner” to rent or purchase any equipment, product, or service as a condition of entering into this Agreement.

Respectively “Partner” will not require “Company” to rent or purchase any equipment, product, or service as a condition of entering into this Agreement.

5. Independent Status

Both “Company” and “Partner” are Independent, represents and agrees as follows:

[Check all that apply]

☒ have the right to perform services for others during the term of this Agreement. [ x] have the sole right to control and direct the means, manner, and method by which the services required by this Agreement will be performed include select the routes taken, starting and quitting times, days of work, and order the work is performed.

☒ have the right to hire assistants as sub-Contractors or to use employees to provide the services required by this Agreement.

☒ Party cooperates with each other on a contractual basis

☒Neither Company nor Partner shall be required to devote full time to the performance of the services required by this Agreement.

6. Business Licenses, Permits, and Certificates

Parties represents and warrants that will comply with federal, state, and local laws required to carry out the services to be performed under this Agreement.

7. State and Federal Taxes Parties will not:

•	withhold FICA (Social Security and Medicare taxes) from each other payments
•	make state or federal unemployment compensation contributions
•	withhold state or federal income tax from the payments.

Parties shall pay separate all taxes incurred while performing services under this Agreement—including all applicable income tax or other taxes.

8. Fringe Benefits

The parties are not eligible to participate in any employee pension, health, vacation pay, sick pay, or other benefit plan of each other’s.

9. Unemployment Compensation

Parties will not be entitled to these benefits in connection with work performed under this Agreement.

10. Workers' Compensation

Parties shall not obtain workers' compensation insurance on behalf of this agreement.

11. Insurance

Company and Partner shall provide insurance coverage during the entire term of this Agreement if necessary.

12. Indemnification

Parties shall indemnify and hold each other harmless from any loss or liability arising from performing services under this Agreement.

13. Term of Agreement

This agreement will become effective when signed by both parties.

Either party may terminate this Agreement at any time by giving 10 days' written Notice or verbally to the other party of the intent to terminate.

15. Exclusive Agreement

This is the entire Agreement between Company and Partner.

16. Modifying the Agreement

This Agreement may be modified only by a writing signed by both parties.

17. Resolving Disputes

If a dispute arises under this Agreement, any party may take the matter to Nevada state court. Any costs and fees other than attorney fees associated with the mediation shall be shared equally by the parties. If it proves impossible to arrive at a mutually satisfactory solution through mediation, the parties agree to submit the dispute to a mutually agreedupon arbitrator in Clark County, NV. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction to do so. Costs of arbitration, including attorney fees, will be allocated by the arbitrator.

18. Confidentiality

Parties acknowledges that it will be necessary for Company to disclose certain confidential and proprietary information to Partner in order to perform duties under this Agreement. Partner acknowledges that disclosure to a third party or misuse of this proprietary or confidential information would irreparably harm Company. Accordingly, Partner will not disclose or use, either during or after the term of this Agreement, any proprietary or confidential information of Company without Company's prior written permission except to the extent necessary to perform services on Company's behalf.

Proprietary or confidential information includes:

•	the written, printed, graphic, or electronically recorded materials furnished by Company for Independent Contractor to use
•	any written or tangible information stamped “confidential,” “proprietary,” or with a similar legend, or any information that Company makes reasonable efforts to maintain the secrecy of
•	business or marketing plans or strategies, customer lists, operating procedures, trade secrets, design formulas, know-how and processes, computer programs and inventories, discoveries, and improvements of any kind, sales projections, and pricing information
•	information belonging to customers and suppliers of Company about whom Independent Contractor gained knowledge as a result of Independent Contractor's services to Company.

19. Partnership

This Agreement create a partnership relationship.

20. Applicable Law

This Agreement will be governed by Nevada law, without giving effect to conflict of laws principles.

Signatures
Andrei Stoukan (Director)
4345 W. Post Rd, Las Vegas, Nevada 89118

Signature: /s/ Andrei Stoukan
07/1/2017
Date

Partner:	Sprinter Express LLC
Address: 137 Golden Isles Dr. #1510. Hallandale Beach, FL, 33009

Signature: /s/ Andrei Stoukan
07/1/2017
Date